UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 22, 2021

TRAQIQ, INC.

(Exact Name of Registrant as Specified in its Charter)

California	333-172658	30-0580318
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

14205 SE 36th Street, Suite 100, Bellevue, WA 98006

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (425) 818-0560

(Former name or former address, if changed since last report.)

Copies to:

Sam Schmutte, Esq.

Alerding Castor LLP

47 S. Pennsylvania St., Ste 700

Indianapolis, IN 46204

Phone: 317.829.1910

Fax: 317.423.2089

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRIQ	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 305 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 22, 2021, TraQiQ, Inc. (the “Company”) entered into a Share Exchange Agreement and completed the acquisition of Rohuma, LLC, a Delaware limited liability company (“Rohuma”). The Company filed a Current Report on Form 8-K on January 26, 2021 reporting on the acquisition of Rohuma. On February 17, 2021, the Company entered into another Share Exchange Agreement and completed the acquisition of Mimo Technologies Private Ltd., an Indian corporation (“Mimo”). The Company filed a Current Report on Form 8-K on February 17, 2021 reporting on the acquisition of Mimo.

This Form 8-K/A amends the Form 8-K the Company filed on January 22, 2021 and the Form 8-K the Company filed on February 17, 2021 to include pro forma financial information under Item 9.01 with respect to the acquisition of Rohuma and Mimo.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro forma Financial Information.

Pro Forma Unaudited Consolidated Financial Statements.

(c)	Exhibits

Exhibit Number	Description
99.2	Pro Forma Unaudited Consolidated Financial Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

TRAQIQ, INC.

Date: April 30, 2021	/s/Ajay Sikka
Ajay Sikka
Chief Executive Officer

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